UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Alliqua BioMedical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Alliqua BioMedical, Inc.
1010 Stony Hill Road, Suite 200
Yardley, PA 19067
Telephone: (215) 702-8550

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2017

This supplement updates the Definitive Proxy Statement, dated May 9, 2017, previously furnished to stockholders of Alliqua BioMedical, Inc. in connection with the Annual Meeting of Stockholders of Alliqua BioMedical, Inc. to be held on June 23, 2017 (the “Annual Meeting”). Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to Alliqua BioMedical, Inc., a Delaware corporation.

Appointment of Proxy Solicitor

We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in soliciting proxies on our behalf in connection with the Annual Meeting. We have agreed to pay D.F. King a fee of $7,500 for these services, plus reimbursement for certain out-of-pocket expenses. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, D. F. King, at (212) 269-5550.

Important Information

This supplement should be read in conjunction with the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 9, 2017. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement controls. The Definitive Proxy Statement is available to stockholders at www.proxyvote.com.

The date of this supplement to the Proxy Statement is May 25, 2017.